Exhibit 10.4(a)


                             FIRST AMENDMENT TO THE
                        PINNACLE WEST CAPITAL CORPORATION
                   SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN


     Effective January 1, 1987, PINNACLE WEST CAPITAL CORPORATION (the "Company") adopted the PINNACLE WEST CAPITAL CORPORATION SUPPLEMENTAL EXCESS BENEFIT RETIREMENT PLAN (the "Plan"). The Plan was thereafter amended several times. The Plan was amended and restated in its entirety effective January 1, 2000, to merge the Arizona Public Service Company Supplemental Excess Benefit Retirement Plan sponsored by Arizona Public Service Company into the Plan.

     By this amendment, the Company intends to increase the monthly survivor benefit for the surviving spouse of certain participants who die while employed by the Company or a participating affiliate and to provide for payment of such benefits to commence upon the participant's death.

     1. This Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

     2. The third paragraph of Section 5(a) is hereby amended to read as follows:

          If a participant entitled to benefits under Section 4(a) dies while still employed by the Company or an Affiliate, the participant's spouse shall be entitled to a survivor annuity equal to one hundred percent (100%) of the monthly benefit that the participant would have received had he terminated employment on the day before he died, survived to the age on which he would first be eligible to commence benefits under this Section 5(a), elected to retire and commence benefits under the Plan at that time and then died. Benefits payable to the surviving spouse shall commence as of the first day of the month following the participant's date of death.
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     The surviving spouse's monthly benefit shall be reduced by the monthly benefit that the spouse receives under Section 5.7 or Section 5.8 of the Retirement Plan, whichever is applicable. Benefits payable to a terminated participant entitled to benefits under Section 4(a) who dies prior to commencing benefits shall be paid in the form of a survivor annuity equal to fifty percent (50%) of the monthly benefit which the participant would have received had he survived to the earliest date under this Section 5(a) upon which he could have commenced benefits. Such benefits shall commence on the earliest date under this Section 5(a) upon which the participant could have commenced benefits had he survived. The surviving spouse's monthly benefit shall be reduced by the monthly benefit that the spouse receives under Section 5.7 or Section 5.8 of the Retirement Plan, whichever is applicable.

     3. This Amendment shall be effective as of January 1, 2001.

     Except as amended hereby, the Company ratifies and confirms the Plan as amended and restated effective January 1, 2000.


                                PINNACLE WEST CAPITAL CORPORATION


                                By Armando Flores
                                   -------------------------------
                                   Its Executive Vice President
                                       Corporate Business Services